· The Fund has filed a registration statement (including a prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Fund has filed with the SEC, when available, for more complete information about the Fund and this offering. You may obtain these documents for free by visiting EDGAR on the SEC website at sec.gov or by visiting franklintempleton.com.

Paul Barron Ripple/XRP   Date of First Use - 1 27 26   Workfront 8385258

DA X Post

Sandy Kaul, @FTI_Global Head of Innovation, discusses growing institutional interest in @Ripple and the #XRPLEDGER.

@PaulBarron | @PaulBarrontv | $XRP | $RLUSD | @Ripple | #XRP | #RLUSD | #XRPArmy

VIDEO: RippleSandy-PaulBarron-12.25.mp4 [screenshots followingpage]

(Comment)

$XRPZ Fund Page: http://bit.ly/4ikTJvx
Prospectus: http://bit.ly/3XfRL6a

Preview of Post:

Franklin Templeton Digital... @FTDA_US X.com

Sandy Kaul, @FTI_Global Head of Innovation, discusses growing institutional interest in @Ripple and the #XRPLEDGER.

@paulbarron |@paulbarrontv | $XRP | $RLUSD | @Ripple | #XRP | #RLUSD | #XRPArmy


PBN
being put out there within Wall Street,

12:23 PM · 1/27/26 · **138** Views

1 1 2

Franklin Templeton Digital... · 59s
$XRPZ Fund Page: bit.ly/4ikTJvx
Prospectus: bit.ly/3XfRL6a

Transcript

Speaker 1

We have talked to a handful of fund managers that have launched XRP ETFs here recently, all of which have been very successful. Do you think we're at a phase now where the institutional validity that's being put out there within Wall Street, along with the demand that's coming from both institution and retail, has this started to step XRP up to the level of what's happening in the Bitcoin and ETH ETFs?

Speaker 2

I think that we're moving in that direction, right? I think that there is a very interesting story playing out around stablecoins. XRP is one of the only chains that also has its own stablecoin, the RLUSD. And I think that that adds a new element to what they might be able to do in terms of building business around the chain. Don't forget, I think one of the most exciting prospects of these new rails is going to be the vast increase in the number of computer to computer transactions that are going to start to occur as we see more people get comfortable with Web3 models, right? Yeah. And so I think that, when you have your own stablecoin and

you've got this chain that is already a public chain that has... a independent verification network operating around it, this starts to become, I think, a pretty interesting business case, which is why we've been looking to partner with and doing more with Ripple over the last couple of years. Don't forget, they had some challenges here in the US while that lawsuit was on. Outside the US, they've been continuing to build their business dramatically. You know, we operate globally, so we've been engaged with them in Asia for some time, and now we're seeing that start to spread out to more regions of the world.

Video Screenshots


PBN
PAUL BARRON NETWORK
AUL
BARRON
PODCAST
We have talked to a handful of fund managers


PBN
PAUL BARRON NETWORK
AUL
BARRON
PODCAST
that have launched XRP ETFs here recently,


PBN
PAUL BARRON NETWORK
AUL
BARRON
PODCAST
all of which have been very successful.


PBN
AUL
BARRON
Do you think we're at a phase now?


PBN
AUL
BARRON
Where the institutional validity that's


PBN
PAUL BARRON
being put out there within Wall Street,


PBN
PAUL BARRON
along with the demand that's coming from both institution


PBN
PAUL BARRON NETWORK
PAUL
BARRON
PODCAST
and retail,


PBN
PAUL BARRON NETWORK
has this started to step XRP up to the


PBN
PAUL BARRON NETWORK
BARRON
PODCAST
level of what's happening in the Bitcoin and ETH ETFs?


SANDY: I think that we're moving in that direction.


I think that there is a very interesting story


playing out around stable coins.


PBN
PAUL BARRON
XRP is one of the only chains that also has
PAUL BARRON
NETWORK
THE XRP POD


PBN
PAUL BARRON
its own stable coin, the RLUSD.
PAUL BARRON
NETWORK
THE XRP POD


PBN
that adds a new element to what they
PAUL BARRON
NETWORK
THE XRP POD


PBN
might be able to do in terms of building business
PAUL BARRON
NETWORK
THE XRP POD


PBN
PAUL BARRON
around the chain. Don't forget,
PAUL BARRON
NETWORK
THE XRP POD


PBN
PAUL BARRON
I think one of the most exciting prospects of these
PAUL BARRON
NETWORK
THE XRP POD


PBN
PAUL BARRON
new rails is going to be the vast
PAUL BARRON NETWORK
THE XRP POD


PBN
PAUL BARRON
increase in the number of computer to computer
PAUL BARRON NETWORK
THE XRP POD


PBN
PAUL BARRON
transactions that are going to start to occur
PAUL BARRON
NETWORK
THE XRP POD


PBN
PAUL BARRON
as we see more people get comfortable
PAUL BARRON
NETWORK
THE XRP POD


PBN
PAUL BARRON
with Web3 models.
PAUL BARRON NETWORK
THE XRP POD


PBN
PAUL BARRON
Right. Yeah. And so I think that, you know,
PAUL BARRON NETWORK
THE XRP POD


PBN
PAUL BARRON
when you have your own stable coin and you've got.
PAUL BARRON NETWORK
THE XRP POD


PBN
PAUL BARRON
This chain that is already a public chain
PAUL BARRON NETWORK
THE XRP POD


PBN
PAUL BARRON
that has a independent verification
PAUL BARRON
NETWORK
THE XRP POD


PBN
PAUL BARRON
network operating around it,
PAUL BARRON
NETWORK
THE XRP POD


PBN
PAUL BARRON
this starts to become,
PAUL BARRON
NETWORK
THE XRP POD


PBN
PAUL BARRON
I think, a pretty interesting business case,
PAUL BARRON
NETWORK
THE XRP POD


PBN
PAUL BARRON
which is why we've been looking to partner with and doing
PAUL BARRON NETWORK
THE XRP POD


PBN
PAUL BARRON
more with Ripple over the last couple of
PAUL BARRON NETWORK
THE XRP POD


PBN
PAUL BARRON
years. Don't forget, they had some challenges here in the U .:
PAUL BARRON NETWORK
THE XRP POD

US


PBN
while that lawsuit was on. Outside the U .S.,
PAUL BARRON NETWORK
THE XRP POD


PBN
they've been continuing to build their business dramatically.
PAUL BARRON
NETWORK
THE XRP POD


PBN
You know, we operate globally,
PAUL BARRON
NETWORK
THE XRP POD


PBN
so we've been engaged with them in Asia for some time. And
PAUL BARRON
NETWORK
THE XRP POD


PBN
We're seeing that start to spread out to more regions of the v
PAUL BARRON
NETWORK
THE XRP POD

WORLD